 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1997

                                                REGISTRATION NO. 333-32817
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                        INTERMEDIA COMMUNICATIONS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                    4813                    59-29-13586
                              (Primary Standard          (I.R.S. Employer
     (State or other             Industrial             Identification No.)
      jurisdiction             Classification
   of incorporation or          Code Number)
      organization)

                             3625 QUEEN PALM DRIVE
                             TAMPA, FLORIDA 33619
                                (813) 829-0011
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                    DAVID C. RUBERG, CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        INTERMEDIA COMMUNICATIONS INC.
                             3625 QUEEN PALM DRIVE
                             TAMPA, FLORIDA 33619
                                (813) 829-0011
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                   COPY TO:
                           RALPH J. SUTCLIFFE, ESQ.
                      KRONISH, LIEB, WEINER & HELLMAN LLP
                          1114 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-7798

                               ----------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED
                                         MAXIMUM       MAXIMUM
                            AMOUNT    OFFERING PRICE  AGGREGATE    AMOUNT OF
  TITLE OF SECURITIES       TO BE        PROPOSED      OFFERING   REGISTRATION
    TO BE REGISTERED      REGISTERED   PER UNIT(1)      PRICE         FEE
------------------------------------------------------------------------------
11 1/4% Series B Senior
 Discount Notes
 due 2007..............  $649,000,000    58.145%     $377,361,164  $114,352*

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(1) Calculated pursuant to Rule 457(f)(2) based upon the book value on July
    31, 1997 of the securities to be received by the registrant in the exchange.

* Previously paid.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE OR DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Restated Certificate of Incorporation, as amended, provides that the Company shall to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Company's Bylaws contain a similar provision requiring indemnification of the Company's directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Restated Certificate of Incorporation, as amended, contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty. The Company has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS.

(A) EXHIBITS

  1.1*   --Purchase Agreement, dated as of July 3, 1997, among the Company and the Initial Purchasers.
  2.1    --Agreement and Plan of Merger, dated as of June 4, 1997, among the
          Company, Daylight Acquisition Corp. and DIGEX. Exhibit 99(c)(1) to
          the Company's Schedule 14D-1 filed with the Commission on June 11,
          1997 is incorporated herein by reference.
  2.2*   --Asset Acquisition Agreement, dated as of June 24, 1997, among the
          Company, Telco Communications Group, Inc., Telco Network Service,
          Inc. and Telco Switch Acquisition, Inc.
  4.1    --Indenture, dated as of June 2, 1995, between the Company and SunBank
          National Association, as trustee. Exhibit 4.1 to the Company's
          Registration Statement on Form S-4 filed with the Commission on June
          20, 1995 (No. 33-93622) is incorporated herein by reference.
  4.1(a) --Amended and Restated Indenture, dated as of April 26, 1996, governing the Company's 13% Series B Senior Notes due 2005, between the Company and SunTrust Bank, Central Florida, National Association,
          as trustee. Exhibit 4.1 to the Company's Current Report on Form 8-K
          filed with the Commission on April 29, 1996 is incorporated herein by reference.
  4.2    --Indenture, dated as of May 14, 1996, between the Company and
          SunTrust Bank, Central Florida, National Association, as trustee.
          Exhibit 4.1 to Amendment No. 1 to the Company's Registration
          Statement on Form S-3 (Commission File No. 33-34738) filed with the
          Commission on April 18, 1996 is incorporated herein by reference.
  4.3    --Indenture, dated as of July 9, 1997, between the Company and
          SunTrust Bank, Central Florida, National Association, as trustee.
          Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on July 17, 1997 is incorporated herein by reference.
  4.4*   --Registration Rights Agreement, dated as of July 9, 1997, among the
          Company and the Initial Purchasers.
  5.1**  --Opinion of Kronish, Lieb, Weiner & Hellman LLP.
  8.1    --Opinion of Kronish, Lieb, Weiner & Hellman LLP re: tax matters, is contained in their opinion filed as Exhibit 5.1 to this Registration
          Statement.
 12.1*   --Statement Re: Computation of Ratios.
 23.1    --Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.
 23.2*   --Consent of Ernst & Young LLP to incorporation by reference of its report with respect to the consolidated financial statements of the
          Company.
 23.3*   --Consent of Ernst & Young LLP to incorporation by reference of its report with respect to the financial statements of DIGEX.
 24.1*   --Power of Attorney is set forth on the signature page of this
          Registration Statement.
 25.1*   --Statement of Eligibility and Qualification under the Trust Indenture
          Act of 1939 on Form T-1.
 99.1*   --Form of Letter of Transmittal.

--------

 *Filed with the Registration Statement on Form S-4 on August 4, 1997.

**Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES

  Financial Data Schedules are not required to be filed since all financial statements have been previously included in filings with the Commission.

ITEM 22. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (7) To file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act."

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TAMPA, STATE OF FLORIDA, ON THIS 8TH DAY OF AUGUST, 1997.

                                          INTERMEDIA COMMUNICATIONS INC.

                                                   /s/ Robert M. Manning
                                          By___________________________________
                                                    ROBERT M. MANNING,
                                                  CHIEF FINANCIAL OFFICER
                                                 SECRETARY AND SENIOR VICE
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURES                       TITLE                Date

                                       Chairman of the
               *                        Board, President         August 8, 1997
_____________________________________   and Chief
           DAVID C. RUBERG              Executive Officer

Principal Financial and Accounting Officers:

        /s/ Robert M. Manning          Chief Financial
_____________________________________   Officer,                 August 8, 1997
          ROBERT M. MANNING             Secretary and
                                        Senior Vice
                                        President

                                       Controller and
               *                        Chief Accounting         August 8, 1997
_____________________________________   Officer
          JEANNE M. WALTERS

Other Directors:

                *                      Director                  August 8, 1997
_____________________________________
             JOHN C. BAKER

                *                      Director                  August 8, 1997
_____________________________________
            GEORGE F. KNAPP

                *                      Director                  August 8, 1997
_____________________________________
          PHILIP A. CAMPBELL


*By    /s/ Robert M. Manning
    ------------------------------
         ROBERT M. MANNING
        AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 NUMBER                              EXHIBIT                               PAGE
 ------                              -------                               ----
  1.1*  --Purchase Agreement, dated as of July 3, 1997, among the
         Company and the Initial Purchasers.
  2.1   --Agreement and Plan of Merger, dated as of June 4, 1997, among the Company, Daylight Acquisition Corp. and DIGEX. Exhibit
         99(c)(1) to the Company's Schedule 14D-1 filed with the
         Commission on June 11, 1997 is incorporated herein by
         reference.
  2.2*  --Asset Acquisition Agreement, dated as of June 24, 1997, among the Company, Telco Communications Group, Inc., Telco Network
         Service, Inc. and Telco Switch Acquisition, Inc.
  4.1   --Indenture, dated as of June 2, 1995, between the Company and
         SunBank National Association, as trustee. Exhibit 4.1 to the
         Company's Registration Statement on Form S-4 filed with the
         Commission on June 20, 1995 (No. 33-93622) is incorporated herein by reference.
  4.1a  --Amended and Restated Indenture, dated as of April 26, 1996, governing the Company's 13% Series B Senior Notes due 2005, between the Company and SunTrust Bank, Central Florida,
         National Association, as trustee. Exhibit 4.1 to the Company's
         Current Report on Form 8-K filed with the Commission on April
         29, 1996 is incorporated herein by reference.
  4.2   --Indenture, dated as of May 14, 1996, between the Company and
         SunTrust Bank, Central Florida, National Association, as
         trustee. Exhibit 4.1 to Amendment No. 1 to the Company's
         Registration Statement on Form S-3 (Commission File No. 33-
         34738) filed with the Commission on April 18, 1996 is
         incorporated herein by reference.
  4.3   --Indenture, dated as of July 9, 1997, between the Company and
         SunTrust Bank, Central Florida, National Association, as
         trustee. Exhibit 4.1 to the Company's Current Report on Form 8-
         K filed with the Commission on July 17, 1997 is incorporated herein by reference.
  4.4*  --Registration Rights Agreement, dated as of July 9, 1997, among the Company and the Initial Purchasers.
  5.1** --Opinion of Kronish, Lieb, Weiner & Hellman LLP.
  8.1   --Opinion of Kronish, Lieb, Weiner & Hellman LLP re: tax matters is contained in their opinion filed as Exhibit 5.1 to this
         Registration Statement.
 12.1*  --Statement Re: Computation of Ratios.
 23.1   --Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5.1 to this Registration
         Statement.
 23.2*  --Consent of Ernst & Young LLP to incorporation by reference of its report with respect to the consolidated financial
         statements of the Company.
 23.3*  --Consent of Ernst & Young LLP to incorporation by reference of its report with respect to the financial statements of DIGEX.
 24.1*  --Power of Attorney is set forth on the signature page of this
         Registration Statement.
 25.1*  --Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 on Form
         T-1.
 99.1*  --Form of Letter of Transmittal.

--------

 * Filed with the Registration Statement on Form S-4 on August 4, 1997.

** Filed herewith.